Exhibit (j)

                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Scudder Focus Value + Growth Fund's (the "Fund") Class A, Class B, and Class C Shares Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Fund's Class A, Class B, Class C, and Institutional Shares (formerly Class I) Statement of Additional Information, and to the incorporation by reference, in Post-Effective Amendment No. 16 to the Fund's Registration Statement (Form N-1A, Nos. 33-61433), of our report, dated January 24, 2005, on the financial statements and financial highlights of the Scudder Focus Value + Growth Fund in the Annual Report to the Shareholders for the year ended November 30, 2004.

                                                        /s/ERNST & YOUNG LLP

                                                        ERNST & YOUNG LLP

Boston, Massachusetts
February 22, 2005